Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Viracta Therapeutics, Inc. 2022 Employee Stock Purchase Plan of Viracta Therapeutics, Inc. of our report dated March 16, 2022, with respect to the consolidated financial statements of Viracta Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

June 27, 2022